Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 20, 275 Kent Street
Sydney NSW 2000 Australia
Telephone: (02) 8253 0390
Facsimile: (02) 8253 1215
annasandham@westpac.com.au

16 December 2009

Company Announcements Platform

Australian Securities Exchange Limited

20 Bridge Street

Sydney NSW 2000

Dear Sir/Madam

2009 Annual General Meeting

At the Annual General Meeting (“AGM”) of Westpac Banking Corporation (“Westpac”) on 16 December 2009, the following business included in the Notice of Meeting was carried by the requisite majority:

Item 1 — Reports and Accounts

The reports of the directors and the auditors and the financial reports of Westpac for the year ended 30 September 2009 were received and considered.

Item 2 — Remuneration Report — Non-binding vote

The annual Remuneration Report for Westpac for the year ended 30 September 2009 was adopted.

The resolution was decided by a show of hands.

Item 3 — Election of Directors

•                  Mr Edward (Ted) Alfred Evans was re-elected as a Director of Westpac. The resolution was unanimously decided by a show of hands;

•                  Mr Gordon McKellar Cairns was re-elected as a Director of Westpac. The resolution was unanimously decided by a show of hands; and

•                  Mr Peter David Wilson was re-elected as a Director of Westpac. The resolution was unanimously decided by a show of hands.

The Westpac Board continues to be comprised of the following Directors:

•                  Ted Evans AC, Chairman

•                  John Curtis, Deputy Chairman

•                  Gail Kelly, Managing Director, Chief Executive Officer

•                  Elizabeth Bryan

•                  Gordon Cairns

•                  Peter Hawkins

•                  Carolyn Hewson AO

•                  Lindsay Maxsted

•                  Graham Reaney

•                  Peter Wilson

Item 4 — Non-Executive Directors’ Remuneration

Approval was given for the grant of shares under the CEO Restricted Share Plan, and performance share rights and performance options under the CEO Performance Plan to the Managing Director and Chief Executive Officer, Gail Patricia Kelly, in the manner set out in the Explanatory Memorandum.

The resolution was decided by a show of hands.

In accordance with section 251AA of the Corporations Act 2001, we advise that the total number of proxy votes which were available are attached as Attachment 1.

Yours sincerely

Anna Sandham

Head of Group Secretariat

Attachments:  Breakdown of proxy votes as required by Section 251AA(2) of the Corporations Act 2001 (Cth)

WESTPAC BANKING CORPORATION ANNUAL GENERAL MEETING Wednesday, 16 December, 2009	RESULT OF GENERAL MEETING (ASX REPORT)

As required by section 251AA(2) of the Corporations Act 2001 (Commonwealth) the following statistics are provided in respect of each resolution on the agenda.

		Manner in which the securityholder directed the proxy vote (as at proxy close):				Manner in which votes were cast in person or by proxy on a poll (where applicable)
Resolution		Votes For	Votes Against	Votes Discretionary	Votes Abstain	For	Against	Abstain **

2	ADOPTION OF DIRECTORS REMUNERATION REPORT FOR THE YEAR ENDED 30 SEPTEMBER 2009(NON- BINDING RESOLUTION)	1,118,234,834	53,641,730	50,904,292	17,937,432	Passed on a show of hands	Passed on a show of hands	Passed on a show of hands

3(A)	RE-ELECTION OF EDWARD (TED) ALFRED EVANS AS A DIRECTOR	1,174,134,023	9,766,873	52,957,881	3,852,028	Passed on a show of hands	Passed on a show of hands	Passed on a show of hands

3(B)	RE-ELECTION OF GORDON MCKELLAR CAIRNS AS A DIRECTOR	1,172,631,663	10,739,170	53,468,883	3,870,490	Passed on a show of hands	Passed on a show of hands	Passed on a show of hands

3(C)	RE-ELECTION OF PETER DAVID WILSON AS A DIRECTOR	1,173,198,166	9,885,730	53,783,710	3,842,977	Passed on a show of hands	Passed on a show of hands	Passed on a show of hands

4	GRANT OF SECURITIES UNDER THE CEO EMPLOYMENT AGREEMENT	1,119,063,320	58,777,189	27,129,660	11,276,130	Passed on a show of hands	Passed on a show of hands	Passed on a show of hands

** - Note that votes relating to a person who abstains on an item are not counted in determining whether or not the required majority of votes were cast for or against that item

This report was produced from the Link Market Services AGM System v2007